                                                                    Exhibit 99.1

                               [CORVAS LOGO HERE]


NEWS RELEASE
------------

Contact:          Carolyn M. Felzer
                  Vice President and Controller
                  Corvas International, Inc.
                  858/455-9800
                  www.corvas.com

               CORVAS INTERNATIONAL REPORTS FIRST QUARTER RESULTS

SAN DIEGO, CA - APRIL 22, 2003

                                  FLASH RESULTS
                    Corvas International, Inc. (Nasdaq: CVAS)
                      (In thousands, except per share data)


                                          1st quarter ended    1st quarter ended
                                              3/31/03               3/31/02
                                              -------               -------
                 Total Expenses             $     4,944           $     5,991
                 Net Loss                   $   (4,625)           $   (5,190)
                 Shares Used                     27,591                27,503
                 EPS                        $    (0.17)           $    (0.19)

Corvas International, Inc. (Nasdaq:CVAS) today reported financial results for the first quarter ended March 31, 2003.

First quarter operating revenues of $38,000 and operating expenses of $4.9 million contributed to a net loss of $4.6 million, or $.17 per share. In the first quarter of 2002, operating revenues of $27,000 and operating expenses of $6.0 million contributed to a net loss of $5.2 million, or $.19 per share.

Cash, cash equivalents and investments at March 31, 2003 totaled $86.3 million, compared to $90.5 million at December 31, 2002. These investments mature at various dates through January 15, 2005.

On February 24, 2003, Corvas executed a definitive merger agreement under which Dendreon Corporation will acquire Corvas, subject to various closing conditions including approval by the stockholders of each company. Under the terms of the agreement, each share of Corvas common stock will be exchanged for a fixed ratio of 0.45 shares of Dendreon common stock in a tax-free reorganization. Corvas' existing stockholders will own approximately 31.7% of the combined company. The transaction is currently anticipated to close in the second quarter of 2003, subject to approval by stockholders of both companies.

ABOUT CORVAS

Corvas International, Inc. is a biopharmaceutical company focused on the development of new biotherapeutics that address large medical markets, including cardiovascular disease and cancer. Corvas initiated a Phase II clinical program in November 2002 for rNAPc2, a novel anticoagulant intended for the treatment of people affected by acute coronary syndromes, specifically unstable angina and non-ST-segment elevation myocardial infarction. Corvas' cancer research programs are focused on the development of new biotherapies, including monoclonal antibodies and synthetic pro-drugs, that target serine proteases associated with the growth and spread of cancerous tumors.

ADDITIONAL INFORMATION ABOUT THE COMBINATION AND WHERE TO FIND IT

Dendreon and Corvas have filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4, which contains a preliminary joint proxy statement/prospectus with respect to the combination and other relevant materials. INVESTORS AND SECURITY HOLDERS OF CORVAS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT CORVAS AND THE COMBINATION. The preliminary joint proxy statement/prospectus and other relevant materials, and any other documents filed by Corvas with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Corvas with the SEC by contacting Corvas Investor Relations at 3030 Science Park Road, San Diego CA 92121.

Corvas and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Corvas in favor of the combination. Information about the executive officers and directors of Corvas and their ownership of Corvas common stock is set forth in the Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the SEC on March 14, 2003. Certain directors and executive officers of Corvas may have direct or indirect interests in the combination due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the combination. Additional information regarding Corvas and the interests of its executive officers and directors in the combination is contained in the preliminary joint proxy statement/prospectus.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials, and any other documents filed with the SEC by Corvas, before making any voting or investment decision with respect to the combination.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, this press release contains forward-looking statements, including statements about Dendreon's anticipated acquisition of Corvas and Corvas' rNAPc2 Phase II clinical trial and cancer programs. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, that could cause actual results to differ materially from those described in the forward-looking statements.

Some of the risks include the risk that the acquisition of Corvas by Dendreon does not ultimately close and that Corvas has foregone opportunities while the transaction was pending, or that the closing of the transaction is delayed beyond the second quarter of 2003, that prior to the closing of the proposed acquisition, the businesses of the companies, including the retention of key employees, suffer due to uncertainty, that the parties are unable to successfully execute their integration strategies or achieve planned synergies, the rNAPc2 clinical trial for the treatment of patients with unstable angina and non-ST-segment elevation myocardial infarction will not be successful, and the risk that the Company's cardiovascular and cancer programs may never generate marketable products and other risks and uncertainties that are described in the reports filed by Corvas with the SEC, including its most recent Annual Report on Form 10-K. Further information on the risks and uncertainties that could affect Corvas' business, financial condition and results of operations are contained in Corvas' filings with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.


                            (Financial data follows)


                               [CORVAS LOGO HERE]


STATEMENTS OF OPERATIONS DATA:

                                                           Three Months Ended March 31,
                                                              2003           2002
                                                            ---------      ---------
                                                           (unaudited)    (unaudited)
                                                      (in thousands, except per share data)
Revenues:
     Royalties                                              $     38       $     27
                                                            ---------      ---------
       Total revenues                                             38             27
                                                            ---------      ---------

Costs and expenses:
     Research and development                                  3,163          4,724
     General and administrative                                1,781          1,267
                                                            ---------      ---------
       Total costs and expenses                                4,944          5,991
                                                            ---------      ---------

       Loss from operations                                   (4,906)        (5,964)

Other income                                                     498            980
Interest expense                                                (217)          (206)
                                                            ---------      ---------

       Net loss and other comprehensive loss                $ (4,625)      $ (5,190)
                                                            =========      =========

       Basic and diluted net loss per share                 $  (0.17)      $  (0.19)
                                                            =========      =========

       Shares used in calculation of basic and diluted
       net loss per share                                     27,591         27,503
                                                            =========      =========

BALANCE SHEET DATA:
                                                            March 31,    December 31,
                                                               2003          2002
                                                            ---------      ---------
                                                           (unaudited)
                                                                (in thousands)

Cash, cash equivalents and investments                      $  86,340 (A)  $  90,474
Working capital                                                68,769         79,755
Total assets                                                   92,061         96,593
Long-term debt                                                 12,770         12,558
Accumulated deficit                                          (150,803)      (146,178)
Total stockholders' equity                                     76,909         81,531


(A) Includes long- and short-term investments that mature at various dates through January 15, 2005.

                                       ###